Exhibit 99.1

Cycurion (NASDAQ: CYCU) Launches “Cycurion Crypto” Subsidiary with $10 Million Treasury Allocation to Acquire Ethereum and Bitcoin

MCLEAN, Va., July 15, 2025 — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion”), a leading cybersecurity and digital infrastructure company, today announced the formation of a wholly owned subsidiary, Cycurion Crypto, as part of its strategic initiative to position the Cycurion within the expanding digital asset ecosystem while strengthening its balance sheet and accelerating its growth strategy.

Cycurion will allocate $10 million pending board approval from the proceeds from future sales under its existing $60 million equity line of credit (ELOC) to establish a crypto treasury, focused on acquiring Ethereum (ETH) and Bitcoin (BTC) as long-term holdings. This move enables Cycurion to diversify its cash reserves and capture potential upside in the blockchain economy while maintaining its disciplined capital allocation approach.

“The launch of Cycurion Crypto aligns directly with our mission to build secure digital infrastructure while actively participating in the evolving blockchain landscape,” said Kevin Kelly, CEO of Cycurion. “We see Bitcoin and Ethereum as foundational elements of the digital economy, and our strategic allocation enables Cycurion to enhance shareholder value while positioning ourselves for opportunities in blockchain-based cybersecurity.”

Supporting Growth and Capital Strategy

Cycurion Crypto will:

●	enhance Cycurion’s investor appeal by diversifying reserves and aligning with tech-forward capital markets, creating an additional narrative to support future capital raises while maintaining a strong liquidity position.
●	position Cycurion within blockchain security, an emerging intersection with the Company’s core zero-trust and cybersecurity offerings, enabling future revenue opportunities from crypto-native clients and infrastructure projects.
●	strengthen Cycurion’s market positioning by appealing to institutional and retail investors seeking exposure to blockchain innovation through a disciplined, regulated public company structure.
●	create optionality for future spinouts, partnerships, or blockchain-focused grant funding to accelerate growth while limiting dilution.

The crypto treasury will be managed under Cycurion Crypto with a focus on long-term holding, operational transparency, and regulatory compliance, ensuring alignment with Cycurion’s standards of security, risk management, and fiduciary responsibility. All crypto purchases will be made in sole discretion of management at then prevailing prices. Ethereum (ETH) and Bitcoin (BTC) are highly volatile assets and we can provide no assurances that our investments will be profitable.

About Cycurion

Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, LLC, Cloudburst Security, LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients with a commitment to securing the digital future.

Cycurion is a cybersecurity and digital infrastructure company dedicated to providing advanced cyber defense, risk management, and zero-trust architecture solutions to government and enterprise clients. The company’s mission-driven approach protects critical infrastructure and builds secure digital environments to address the evolving threat landscape.

For more information, visit www.cycurion.com.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

CORE IR

investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com